Exhibit 99.3

STATE OF WYOMING * SECRETARY OF STATE
EDWARD A. BUCHANAN
BUSINESS DIVISION
Herschler Bldg East, Ste.100 & 101, Cheyenne, WY 82002-0020
Phone 307-777-7311
Website: https://sos.wyo.gov · Email: business@wyo.gov

Filing Information

Please note that this form CANNOT be submitted in place of your Annual Report.

Name	**American Diversified Holdings Corporation**		
Filing ID	**2020-000913320**		
Type	Profit Corporation	Status	Active

General Information

Old Name		Sub Status	Current
Fictitious Name		Standing - Tax	Good
		Standing - RA	Good
Sub Type		Standing - Other	Good
Formed in	Wyoming	Filing Date	04/27/2020 4:25 PM
Term of Duration	Perpetual	Delayed Effective Date	
		Inactive Date	

Share Information

Common Shares	1,000,000,000	Preferred Shares	0	Additional Stock	N
Par Value	0.0000	Par Value	0.0000		

Principal Address

122 15th Street #2568
Del Mar, CA 92014

Mailing Address

PO Box 2568
Del Mar, CA 92014

Registered Agent Address

LEGALINC CORPORATE SERVICES INC.
5830 E 2nd St Ste 8
Casper, WY 82609

Parties

Type	Name / Organization / Address
Incorporator	Ernest B. Remo PO Box 2568, Del Mar, CA 92014

Notes

Date	Recorded By	Note

Annual Report History

Num	Status	Date	Year	Tax

Page 1 of 2

ID Amendment History Date Description See Filing ID 04/27/2020 Initial Filing Filing Information Please note that this form CANNOT be submitted in place of your Annual Report. Name Filing ID Type Page 2 of 2 American Diversified Holdings Corporation 2020 - 000913320 Profi t Corporation Status Active